Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Astra Space, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A common stock, par value $0.0001 per share	Other	7,737,867(4)	$0.3999	$3,094,373.01	.00011020	$341.00(6)

Equity	Class A common stock, par value $0.0001 per share	Other	2,692,367(5)	$0.3999	$1,076,677.56	.00011020	$118.65(6)

Total Offering Amounts					$4,171,050.58	–	$459.65

Total Fee Offsets							–

Net Fee Due							$459.65
(1)

This registration statement on Form S-8 (this “Registration Statement”) covers an indeterminate number of options and other rights to acquire Class A common stock up to the number of shares of Class A common stock, par value $0.0001 per share (the “Class A common stock), of Astra Space, Inc. (the “Registrant”) set forth in the above table, to be granted pursuant to the Astra Space, Inc. 2021 Omnibus Incentive Plan, as amended (the “Incentive Plan”), and under the Astra Space, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”).

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A common stock that become issuable under the Incentive Plan and ESPP by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which would result in an increase in the number of outstanding shares of Class A common stock.

(3)

Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share is estimated to be $0.3999, which represents the average of the high sales price ($0.4172) and low sales price ($0.3825) of the Class A common stock as reported on The Nasdaq Capital Market on June 21, 2023.

(4)

Represents shares of Class A common stock reserved for issuance pursuant to future awards under the Incentive Plan. The total number of shares of Class A common stock under the Incentive Plan will automatically increase on January 1 of each calendar year from 2024 to 2031, by the lesser of 5% of the number of shares of Class A common stock and Class B Common Stock, par value $0.0001 per share, outstanding as of the close of business on the immediately preceding December 31 and the number of shares determined by the Registrant’s board of directors on or prior to such date for such year. Notwithstanding the foregoing, the Registrant’s board of directors may act prior to January 1 of a given year to provide that there will be no such increase in the share reserve for that year or that the increase in the share reserve for such year will be a lesser number of shares than as provided in the Incentive Plan. Such additional shares have not been included in this Registration Statement.

(5)

Represents shares of Class A Common Stock reserved for issuance pursuant to future awards under the ESPP. The total number of shares of Class A Common Stock under the ESPP will automatically increase on January 1 of each calendar year from 2024 to 2031 by the lesser of 1% of the sum of the number of shares of Class A Common Stock and Class B Common Stock outstanding as of the close of business on the immediately preceding December 31 and the number of shares determined by the Registrant’s board of directors on or prior to such date for such year. Notwithstanding the foregoing, the Registrant’s board of directors may act prior to January 1 of a given year to provide that there will be no such increase in the share reserve for that year or that the increase in the share reserve for such year will be a lesser number of shares than as provided in the ESPP. Such additional shares have not been included in this Registration Statement.

(6)

Pursuant to General Instruction E to Form S-8, a filing fee is being paid only with respect to the registration of additional shares of Class A common stock being registered pursuant to the Incentive Plan and the ESPP. Registration Statements on Form S-8 has been filed previously on September 10, 2021 and June 10, 2022 (File Nos. 333-259467 and 333-265534, respectively) covering an aggregate of 63,543,486 shares of Class A common stock reserved for issuance pursuant to the Incentive Plan and the ESPP.